Exhibit 10.10.1

SECOND AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

Second Amendment (the “Amendment”), dated March 8, 2017 and effective as of January 1, 2017, to Management Services Agreement, effective January 1, 2013, as amended effective as of January 1, 2015 and dated May 5, 2015 (as so amended, the “Management Agreement”), between Scores Holding Company, Inc., a Utah corporation (“Scores”), and Metropolitan Lumber, Hardware and Building Supplies, Inc., a New York corporation (“MLH”). Capitalized terms not defined in this Amendment shall have the meanings ascribed to such terms in the Management Agreement.

WITNESSETH:

WHEREAS, pursuant to the Management Agreement, MLH provides management, compliance and other services to the Business;

WHEREAS, Scores and MLH desire to amend the Management Agreement to remove the requirement that MLH provide the Services of Robert M. Gans pursuant to the Management Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and other good and valuable consideration, the parties hereto agree as follows:

1.       Amendment of Management Agreement. Schedule A to the Management Agreement is hereby amended to delete the reference to Robert M. Gans under the heading, “Provision of Executive Officers.” Schedule A, as so amended, is annexed hereto and made a part hereof.

2.       Management Agreement Remains in Effect. Except as expressly set forth herein, all of the terms and provisions of the Management Agreement shall remain in full force and effect and the parties hereto make no other amendment, alteration or modification of the Management Agreement nor do they, nor does any of them, by executing this Amendment, waive any provision of the Management Agreement or any right that they or any of them may have thereunder.

3.       Miscellaneous. The parties hereby agree that the provisions of Paragraph 8 of the Management Agreement shall apply to this Amendment with full force and effect as if fully set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

SCORES HOLDING COMPANY, INC.

By:	/s/ Robert M. Gans
Name:	Robert M. Gans
Title:	President and Chief Executive Officer

METROPOLITAN HARDWARE, LUMBER AND BUILDING SUPPLIES, INC.

By:	/s/ Spencer Simon
Name:	Spencer Simon
Title:	Vice President

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SCHEDULE A

TO MANAGEMENT SERVICES AGREEMENT

SCORES HOLDING COMPANY, INC.

AND

METROPOLITAN LUMBER, HARDWARE AND BUILDING SUPPLIES, INC.

Provision of Executive Officers

Provision of Howard Rosenbluth to serve as Treasurer, Chief Financial Officer, Secretary and a director of Scores

Management Services

Strategic planning

Contracting (including but not limited to negotiating license agreements with prospective licensees) and contract compliance

Identification and development of new commercial avenues for exploitation of the Scores brand

Marketing

Financial reporting and accounting services

Retention and interface with independent auditors and counsel

Investor relations

Compliance with the requirements of federal and state securities laws, including but not limited to the periodic reporting provisions thereof

Compliance with the requirements of any securities exchange or reporting service on which Scores’ common shares are traded

Arrangement/management of domestic bank facilities

Assistance in identifying/retaining key personnel and other service providers

Cash flow management

Service with respect to potential acquisitions

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